                          APOTEX USA INC./GEN/Rx, INC

                              AMENDED AND RESTATED
                                MASTER AGREEMENT

     THIS AMENDED AND RESTATED MASTER AGREEMENT dated as of the 13th day of April, 1995, by and among AUSA, INC., a Delaware corporation ("AI"), APOTEX USA INC., a Delaware corporation ("Apotex"), GEN/Rx, Inc., a New York corporation ("Gen/Rx"), AMERICAN VETERINARY PRODUCTS, INC., a Colorado corporation ("AVP-Colorado"), and COLLINS LABORATORIES, INC., a Colorado corporation ("Collins").

                              W I T N E S S E T H:

          WHEREAS, capitalized terms used in this agreement are used in this agreement as defined in Section 15 of this agreement, except to the extent specifically otherwise indicated; and

          WHEREAS, the Gen/Rx Companies are engaged in the business of developing, manufacturing and marketing injectable products for human and animal uses; and

          WHEREAS, Apotex is engaged in the business of distributing injectable products for humans; and

          WHEREAS, Apotex and the Gen/Rx Companies desire to enter into an agreement pursuant to which Apotex will acquire approximately seventy percent (70%) of the Common Stock of Gen/Rx on a fully diluted basis; and

          WHEREAS, Apotex and the Gen/Rx Companies desire to enter into an agreement pursuant to which AI will become a subsidiary of Gen/Rx; and

          WHEREAS, the Gen/Rx Companies have asked for certain loans and loan facilities to be funded by Apotex; and

          WHEREAS, to secure such indebtedness, AVP-Colorado has granted to Shermfin the Deed of Trust, which was recorded in the public records of Larimer County, Colorado, on March 24, 1995; and

          WHEREAS, the Parties entered into a Master Agreement dated January 26, 1995; and

          WHEREAS, this Amended and Restated Master Agreement is intended to amend and restate in its entirety such Master Agreement, which shall have no further force or effect.

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     NOW, THEREFORE, in consideration of the above premises and in consideration of the mutual covenants and undertakings of the parties as set forth below, the parties hereto, intending to be legally bound, agree as follows:

     1. CLOSING.

        a. Subject to the terms and conditions set forth in this agreement, the Closing shall be held on the Closing Date or such earlier or later date as shall be mutually agreed to by the parties at their sole discretion, at 10:00 a.m. at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey. The Parties shall consummate the transactions contemplated by this agreement on or prior to the seventh day after the date on which all of the conditions set forth in Sections 8, 9, and 10 of this agreement shall have been satisfied or waived.

        b. All payments to be made pursuant to this agreement shall be made in U.S. Dollars by certified or bank check in good "next day" funds or by wire transfer in accordance with instructions of the receiving Party.

     2. CLOSING DATE DELIVERIES -- THE GEN/Rx COMPANIES AND THE GEN/Rx SUB.

     On or prior to the Closing Date, the Gen/Rx Companies and the Gen/Rx Sub shall have delivered to Apotex

        a. Stock certificates evidencing the First Transaction Shares and 1,935,034 shares of the Supplemental Shares, fully executed by authorized officers of Gen/Rx;

        b. The Certificate of Representations, executed by each of the Gen/Rx Companies;

        c. The Deed of Trust Amendment, executed by AVP-Colorado;

        d. The Term Note, executed by Gen/Rx, AVP-Colorado, AI and Collins;

        e. The Line of Credit Note, executed by Gen/Rx, AVP-Colorado, AI and Collins;

        f. The Assignment of Leases and Rents, executed by AVP-Colorado;

        g. Financing Statements on form UCC-1 or other form executed by each of the Gen/Rx Companies and AI;

        h. The Gen/Rx Warrant, executed by Gen/Rx;

        i. A Solvency Certificate dated the Closing Date executed by Responsible Officers of each of the Gen/Rx Companies;


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        j.      Certificates from the Secretary of State (or other appropriate authority of such jurisdiction) evidencing the good standing:

        i.              of Gen/Rx in New York;

        ii.             of Gen/Rx Sub in Delaware;

        iii.            of AVP-Colorado in Colorado; and

        iv.             of Collins in Colorado;

        k. A secretary's certificate from the secretary of Gen/Rx, substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions
Documents on behalf of Gen/Rx and including a true, complete and correct copy of

        i. Gen/Rx's Certificate of Incorporation, as amended to date;

        ii.             Gen/Rx's Bylaws, as amended to date;

        iii. the resolutions of Gen/Rx's Board of Directors authorizing the execution and delivery of this agreement and the other 1995 Transactions Documents to which Gen/Rx is a signatory in the name and on behalf of Gen/Rx and the execution and delivery of consent to this agreement;

        iv. all documents of Gen/Rx evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents;

        v.              the Security and Pledge Agreement; and

        vi. such other documentation as Apotex or its special counsel may request with respect to the representations contained in this agreement;

        l. A secretary's certificate from the secretary of Gen/Rx Sub, substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions Documents on behalf of Gen/Rx Sub and including a true, complete and correct copy of

        i. Gen/Rx Sub's Certificate of Incorporation, as amended to date;

        ii.             Gen/Rx Sub's Bylaws, as amended to date;

        iii. the resolutions of Gen/Rx Sub's Board of Directors authorizing the execution and delivery of this agreement and the


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
        other 1995 Transactions Documents to which Gen/Rx Sub is a signatory in the name and on behalf of Gen/Rx Sub and the execution and delivery of consent to this agreement;

        iv. all documents of Gen/Rx Sub evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents;

        v.      The Security and Pledge Agreement; and

        vi. such other documentation as Apotex or its special counsel may request with respect to the representations contained in this agreement;

        m. A secretary's certificate from the secretary of AVP-Colorado, substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions Documents on behalf of AVP-Colorado and including a true, complete and correct copy of

        i.      AVP-Colorado's Certificate of Incorporation, as amended to date;

        ii.     AVP-Colorado's Bylaws, as amended to date;

        iii. the resolutions of AVP-Colorado's Board of Directors authorizing the execution and delivery of this agreement and the other 1995 Transactions Documents to which AVP-Colorado is a signatory in the name and on behalf of AVP-Colorado and the execution and delivery of consent to this agreement;

        iv. all documents of AVP-Colorado evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents; and


        v. such other documentation as Apotex or its special counsel may request with respect to the representations contained in this agreement;

        n. A secretary's certificate from the secretary of Collins, substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions Documents on behalf of Collins and including a true, complete and correct copy of

        i.      Collin's Certificate of Incorporation, as amended to date;

        ii.     Collin's Bylaws, as amended to date;

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
        iii. the resolutions of Collin's Board of Directors authorizing the execution and delivery of this agreement and the other 1995 Transactions Documents to which Collins is a signatory in the name and on behalf of Collins and the execution and delivery of consent to this agreement, as amended to date;

        iv. all documents of Collins evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents; and

        v. such other documentation as Apotex or its special counsel may request with respect to the representations contained in this agreement;

        o. A certificate of a Responsible Officer of each of the Gen/Rx Companies and Gen/Rx Sub, substantially in the form of Exhibit G to this agreement, to the effect that each of the representations and warranties of such company set forth in each of the 1995 Transactions Documents is true and correct on the Closing Date as though made on and as of the Closing Date and that such company has observed, performed, complied with and satisfied on and as of the Closing Date each of the agreements and obligations required to be observed, performed, complied with and satisfied by such company under the 1995 Transactions Documents on or prior to the Closing Date;

        p. An original copy of each consent or waiver from third parties, including Republic, deemed necessary or advisable by Apotex or its special counsel in connection with the execution and delivery of the 1995 Transactions Documents;

        q. Copies of consolidated financial statements of each of the Gen/Rx Companies as specified in the Certificate of Representations;

        r. Copies of Uniform Commercial Code, judgment and tax lien searches relating to the Gen/Rx Companies in the records of the Secretary of State and appropriate county offices in each jurisdiction in which they do business; and

        s. A favorable opinion of Robinson, St. John & Wayne, counsel to the Gen/Rx Companies and the Gen/Rx Sub, substantially in the form of Exhibit S.

    3.  CLOSING DATE DELIVERIES - AI & APOTEX.

    On or prior to the Closing Date, AI or Apotex, as the case may be, shall deliver:

        a. To Gen/Rx, the certificates evidencing the newly issued shares of the common stock of AI to which Gen/Rx shall have become entitled to receive upon the effectiveness of the Merger;

        b. The AI Certificate of Representations, executed by AI and Apotex;


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            c.   To the Gen/Rx Companies, a secretary's certificate from the secretary of Apotex substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions Documents on behalf of Apotex and including a true, complete and correct copy of

            i.   Apotex's Certificate of Incorporation, as amended to date;

            ii.  Apotex's Bylaws, as amended to date;

            iii. the resolutions of Apotex's Board of Directors authorizing the execution and delivery of this agreement and the other 1995 Transactions Documents to which Apotex is a signatory in the name and on behalf of Apotex and the execution and delivery of consent to this agreement;

            iv. all documents of Apotex evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents; and

            v. such other documentation as the Gen/Rx Companies or their special counsel may request with respect to the representations contained in this agreement;

            d. to the Gen/Rx Companies, a secretary's certificate from the secretary of AI substantially in the form of Exhibit H to this agreement, as to the incumbency and signatures of the Persons authorized to sign the 1995 Transactions Documents on behalf of AI and including a true, complete and correct copy of

            i.   AI's Certificate of Incorporation, as amended to date;

            ii.  AI's Bylaws as amended to date;

            iii. the resolutions of AI's Board of Directors authorizing the execution and delivery of this agreement and the other 1995 Transactions Documents to which AI is a signatory in the name and on behalf of AI and the execution and delivery of consent to this agreement;

            iv. all documents of AI evidencing any other necessary or appropriate corporate or partnership action and governmental approvals with respect to the 1995 Transactions Documents; and


            v. such other documentation as the Gen/Rx Companies or their special counsel may request with respect to the representations contained in this agreement;


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
        e. To the Gen/Rx Companies, a certificate dated the Closing Date of a Responsible Officer of each of AI and Apotex substantially in the form of Exhibit G to the effect that all of the representations and warranties of AI or Apotex, as the case may be, set forth in this agreement are true on and as of the Closing Date and that each of AI and Apotex has observed, performed or complied with each covenant set forth in this agreement to be observed, performed or complied with by it.

        f. A favorable opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., counsel to AI and Apotex, substantially in the form of Exhibit T.

    4.  CLOSING DATE DELIVERIES - MUTUAL DELIVERIES.

    On or prior to the Closing Date,

        a. The Parties thereto shall have executed and delivered the Plan and Agreement of Merger;

        b. AI shall have executed and delivered to the Secretary of State for filing the Certificate of Merger;

        c. the Gen/Rx Companies, AI and Apotex shall have executed the Loan Agreement;

        d. the Gen/Rx Companies, AI and Apotex shall have executed the Security and Pledge Agreement; and

        e. AVP-Colorado and a company to be formed by John DeTemple shall have executed and delivered the Marketing Agreement.

    5. CERTAIN RIGHTS & OBLIGATIONS PRIOR TO THE CLOSING DATE - THE GEN/Rx COMPANIES.

    The Gen/Rx Companies, jointly and severally, covenant and agree that, with respect to the period commencing on the date of this agreement and ending on the Closing Date:

        a. From the date of this agreement and until the earlier of the Closing Date or the termination of this agreement, none of the Gen/Rx Companies shall directly or indirectly create, suffer or incur or permit to be created or suffered or incurred any Encumbrance on, to or in respect of any of the Merger Shares or enter into any agreement in respect of any of the Merger Shares, except as contemplated by this agreement or amend in any manner Gen/Rx's certificate of incorporation or otherwise alter the terms and conditions of stock ownership of Gen/Rx.

        b. The Gen/Rx Companies shall carry on the Business diligently and substantially in the same manner as heretofore conducted, including performing in all material respects all of its obligations under Contractual Obligations to which any of the Gen/Rx Companies is a party or by which any of them is bound and complying with all Requirements of Law.


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
                c. The Gen/Rx Companies shall use their best efforts to obtain, prior to the Closing, all Consents the Gen/Rx Companies require from any Person in connection with the 1995 Transactions Documents. Such Consents shall not be conditioned or qualified, shall be obtained at no expense to AI, Apotex, the Gen/Rx Companies and without any adverse change in the terms of any Contractual Obligations and shall otherwise be in form and substance reasonably satisfactory to AI or Apotex, as the case may be (collectively, "Material Consents"). The Gen/Rx Companies shall in addition use their best efforts to obtain, prior to the Closing, all Consents that AI or Apotex reasonably requests in writing it obtain and that are required in connection with any of the transactions contemplated by this agreement. In addition, the Gen/Rx Companies shall make all designations, declarations, registrations and other filings with (or notifications to), each Governmental Authority that are required on the part of any of the Gen/Rx Companies as a condition to any of the transactions contemplated by this agreement. The Gen/Rx Companies shall deliver to Apotex copies of all such consents obtained and all approvals, authorizations, designations, declarations, registrations and filings made.

                d. The Gen/Rx Companies shall use their best efforts to satisfy all of the conditions listed in Sections 8 and 10.

                e. None of the Gen/Rx Companies shall at any time, directly or indirectly make any public announcement (including any announcement to employees of the Gen/Rx Companies generally) or press release regarding the existence or negotiations of this agreement or any of the other 1995 Transactions Documents, or the consummation of any of the transactions contemplated by this agreement or any of the other 1995 Transactions Documents without the prior written Consent of Apotex, except as required by the Securities and Exchange Commission.

                f. None of the Gen/Rx Companies shall, directly or indirectly, encourage, solicit or conduct discussions or negotiations with, or provide any information to, any Person concerning any merger, sale of substantial assets, sale of securities in the Gen/Rx Companies or any similar transaction involving any of the Gen/Rx Companies.

                g. None of the Gen/Rx Companies shall at any time directly or indirectly;

                i. hold itself out to others as being associated in any capacity with AI or Apotex; or

                ii. use in connection with any business enterprise other than AI or Apotex any trade name now or heretofore used by or in connection with the business of AI or Apotex or any variation thereof.

        6.      CERTAIN ADDITIONAL RIGHTS & OBLIGATIONS -- GEN/Rx COMPANIES

        The Gen/Rx Companies, jointly and severally, covenant and agree that at all times from and after the date of this agreement:

                a. The Gen/Rx Companies shall furnish to AI and Apotex any and all information pertaining to the Business, Regulatory Approvals, the Merger Shares or the Premises that AI or Apotex from time to time reasonably requests. The Gen/Rx Companies shall give to AI, Apotex and their respective representatives (including accountants, engineers, consultants, counsel and employees) full access, during reasonable business hours, to all of the Business, including the Premises, Contractual Obligations, Books and Records (including working papers) and other information (including all returns filed relating to Taxes) and deliver to AI and Apotex true and correct copies of any Contractual Obligations, Books and Records, Regulatory Approvals and other information as AI or Apotex from time to time reasonably requests. The Gen/Rx Companies shall cause their independent public accountant to permit AI's or Apotex's accounting personnel and accountants to examine, when and as reasonably requested by AI or Apotex, any records and working papers relating to the Gen/Rx Companies and shall cause their other representatives to furnish to AI or Apotex, as the case may be, any information reasonably requested by AI or Apotex, as the case may be, such independent public accountant or other representative may possess relating to the Business, the Merger Shares or the Premises. AI or Apotex, as the case may be, shall be entitled to maintain an employee reasonably acceptable to the Gen/Rx Companies on the Premises, including, for the purposes of carrying out the foregoing provisions of this
Section 6(a) and facilitating the orderly commencement of the transactions contemplated by this agreement. The Gen/Rx Companies shall keep AI and Apotex (through reports to Apotex) informed as to (i) matters having a material impact on the Business, the Merger Shares or the Premises, and (ii) matters outside the ordinary course of business and pertaining to the Business or the Premises. AI and Apotex shall have the right to communicate from time to time, orally or in writing, with one or more individual and/or groups of employees of the Gen/Rx Companies. If this agreement is terminated or the Concurrent Transactions are not consummated for any reason, all data, information, files, records, copies of documents, work sheets, and other materials obtained by AI or Apotex or their representatives in connection with this agreement shall be returned to Gen/Rx.

        b. Whether in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby or by the 1995 Transactions Documents, Apotex shall cause to be drafted, signed and filed any public announcement or filing with any Governmental Authority that AI or Apotex may be required to make or file, and each of the Gen/Rx Companies shall cooperate with the making or filing of any such announcement or filing. On or prior to the date of this agreement, the Gen/Rx Companies shall have provided to Apotex the name of any Governmental Authority to which the Gen/Rx Companies deem it necessary or advisable to disclosure hereunder and this agreement, any amendment hereto and the consummation of the transactions contemplated hereunder and thereunder, and the Gen/Rx Companies, AI and Apotex shall cooperate to make any such disclosure.

        c. Gen/Rx shall cause AI's stockholder, Apotex, to receive the First Transaction Shares and 1,935,034 of the Supplemental Shares at the time of the Merger. The remaining 2,064,966 Supplemental Shares shall be issued as soon as practicable following an amendment to Gen/Rx's Certificate of Incorporation increasing the number of authorized shares of Common Stock to a number large enough to permit the issue of the balance of the Merger Shares.

        d. Apotex shall be entitled to retain all of the Supplemental Shares if, 180 days after the Closing Date, the FDA Letter shall remain in effect or shall not have been cancelled, terminated or rescinded by the FDA or if, as a result of or arising out of any FDA Proceedings or action, manufacture, distribution or sale of any products at the Premises shall have been terminated, discontinued, suspended, restricted or otherwise limited.


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
        e. If Apotex is not permitted to retain all of the Supplemental Shares under the provisions of Section d above, Apotex shall be entitled to retain 2.5 Supplemental Shares for each dollar by which the consolidated gross revenues from the sale by AVP-Colorado, Gen/Rx, AI, Collins and any other entity then owned directly or indirectly by Gen/Rx of products other than those listed on Schedule 22 to the Gen/Rx Certificate of Representations shall equal an amount in excess of $5,000,000 in the six-month period during the Supplemental Shares Measuring Period selected by Apotex. The aggregate number of Supplemental Shares shall not exceed 4,000,000.

        f. For purposes of this agreement, "Supplemental Shares Measuring Period" means

            i. the 21-month period beginning May 1, 1995; or

            ii. at Gen/Rx's option, the 36-month period beginning May 1, 1995, if Gen/Rx shall have received from Apotex warrants to purchase 500,000 shares of the common stock of XeChem and 100,000 shares of common stock of XeChem.


        g. At such time as Apotex shall no longer be entitled to retain any Supplemental Shares, Apotex shall promptly return to Gen/Rx share certificates evidencing such Supplemental Shares, and, from and after the date of such return, Apotex shall no longer be reflected as the holder of such Supplemental Shares on the Books and Records of Gen/Rx.

        h. Gen/Rx shall cause to be submitted to its shareholders at their next regularly scheduled meeting a proposal to increase in the number of shares of authorized Common Stock to a number not less than 40,000,000 Shares. Immediately following such approval, Gen/Rx shall cause its certificate of incorporation to be amended to increase the total number of authorized shares of the Common
Stock to equal the newly authorized number of shares. As soon as practicable thereafter, Gen/Rx shall issue to Apotex share certificates evidencing the Supplemental Shares not theretofore issued.

        i. On or prior to June 30, 1995, Gen/Rx shall cause to be submitted to the Securities and Exchange Commission a registration statement covering shares of the Common Stock now held by persons who were subscribers in Gen/Rx's 1994 private placement offering.

        j. AI shall offer employment to all of the salesmen of the injectables division of Apotex.

   7. CERTAIN RIGHTS & OBLIGATIONS -- AI & APOTEX

      AI and Apotex, jointly and severally, agree as follows:

        a. Neither AI nor Apotex shall at any time prior to the Closing Date directly or indirectly:

            i. hold itself out to others as being an agent for any of the Gen/Rx Companies; or

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
        ii. use in connection with any business enterprise other than the Business any trade name now or heretofore used by or in connection with the Business by any of the Gen/Rx Companies or any variation thereof.

        b. Each of AI and Apotex hereby represents and warrants to each of the Gen/Rx Companies that each of AI and Apotex has all requisite power and authority to execute, deliver and perform its respective obligations under this agreement and under the other 1995 Transactions Documents.

        c. AI and Apotex shall furnish to the Gen/Rx Companies any and all information pertaining to the business heretofore conducted by AI and Apotex, any regulatory approvals required of AI or Apotex, the AI Shares or the AI Premises that Gen/Rx from time to time reasonable requests. AI and Apotex shall give to the Gen/Rx Companies and their respective representatives (including accountants, engineers, consultants, counsel and employees) full access, during reasonable business hours, to all of the business of AI and Apotex, including the AI Premises, AI's contractual obligations, AI's books and records (including working papers) and other information (including all returns filed relating to Taxes) and deliver to the Gen/Rx Companies true and correct copies of any of AI's contractual obligations. AI's books and records, such regulatory approvals and other information relating to AI or Apotex as Gen/Rx from time to time reasonably requests. AI and Apotex shall cause their independent public accountant to permit the Gen/Rx Companies' accounting personnel and accountants to examine, when and as reasonably requested by Gen/Rx, and records and working papers relating to AI or Apotex and shall cause their other representatives to furnish to the Gen/Rx Companies any information reasonably requested by the Gen/Rx Companies, such independent public accountant or other representative may possess relating to the business of AI or Apotex, the AI Shares, or the AI Premises. The Gen/Rx Companies shall be entitled to maintain an employee reasonably acceptable to AI or Apotex, as the case may be, on the AI Premises, including, for the purposes of carrying out the foregoing provisions of this
Section 7(c) and facilitating the orderly commencement of the transactions contemplated by this agreement. AI and Apotex shall keep the Gen/Rx Companies shall keep informed as to (i) matters having a material impact on the Business of AI and Apotex, the AI Shares or the AI Premises, and (ii) matters outside the ordinary course of business and pertaining to the Business of AI and Apotex, the AI Shares or the AI Premises. The Gen/Rx Companies shall have the right to communicate from time to time, orally or in writing, with one or more individual and/or groups of employees of AI and Apotex. If this agreement is terminated or the Concurrent Transactions are not consummated for any reason, all data, information, files, records, copies of documents, work sheets, and other materials obtained by any of the Gen/Rx Companies or their representatives in connection with this agreement shall be returned to Apotex.

        d. Apotex shall use its best efforts to cause all purchasing/supply agreements entered into under the name YORPHARM Inc. to be transferred to AI, to the extent transferable.

        e. In the event that Apotex or AI receives cash proceeds from any Settlement or judgment relating to

        i.              the lawsuit with King Pharmaceuticals, Inc. described on
        Schedule 2 to the AI Certificate of Representations; or

        ii. its discussions with [Faulding] described in Schedule 7 to the AI Certificate of Representations,

Apotex or AI, as the case may be, shall first apply such proceeds on account of all costs and expenses of Apotex and AI incurred in connection with either of the matters described in clauses (i) and (ii) above (including, without limitation, costs and expenses against which Apotex and/or AI have agreed to indemnify any of the Gen/Rx Companies), and second shall pay any remaining proceeds to Gen/Rx,

        f. Gen/Rx shall cause its independent public accountants to prepare a reviewed balance sheet of AI as at the Closing Date within 180 days. Such accountants shall deliver a copy of such reviewed balance sheet promptly to Apotex and to Gen/Rx, and, absent manifest error, AI's balance sheet as of the Closing Date as determined by such accountants shall be deemed final for all purposes. In the event that the amount of tangible assets (including accounts receivable) shown on such Closing Date balance sheet shall exceed liabilities shown thereon by an amount less than $1,500,000, Apotex shall promptly convey to AI an amount of additional assets, in such form as Apotex in its sole discretion shall determine, equal to the amount by which $1,500,000 exceeds such excess; such independent public accountants shall confirm the amount of such assets in writing to Apotex, AI and Gen/Rx. In the event that the amount of such excess shall exceed $1,500,000, then the amount of such excess shall be deemed an advance of under the Line of Credit Note as of the Closing Date.

        g. If Apotex shall be required to convey to AI any such additional assets, Apotex shall pay to AI an amount of interest calculated at the rate payable under the Line of Credit Note for the amount of such assets for the period beginning on the Closing Date and ending on the date on which such assets shall have been conveyed to AI.


  8.    CONDITIONS TO THE OBLIGATIONS OF AI AND APOTEX.

        a. The respective obligations of AI and Apotex under this agreement to consummate the transactions and to take the actions contemplated hereby on or prior to the Closing Date shall be subject to the satisfaction, or waiver by AI or Apotex, as the case may be, of each of the following conditions:


        i. Each of the Gen/Rx Companies and the Gen/Rx Sub shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this agreement to be performed by it prior to or at the Closing Date;

        ii. Each of the representations and warranties of the Gen/Rx Companies and the Gen/Rx Sub contained herein or in any of the 1995 Transactions Documents shall be true, complete and accurate on and as of the date when made and the Closing Date; and

        b. This agreement shall be of no force or effect until all of the conditions set forth in this Section 8 are either satisfied or waived. All of said conditions are material and for Apotex's benefit and may only be waived in writing by Apotex. Waiver of any one condition shall not imply the waiver of any other condition. Each of the Gen/Rx Companies and the Gen/Rx

Sub acknowledges that Apotex may insist upon strict performance of each and every one of said conditions.

        c. Apotex and AI shall have received a Phase I environmental investigation of the Premises satisfactory in form and substance to Apotex and AI prepared by an environmental engineering or consulting firm satisfactory to Apotex and AI.

        d. Apotex and AI shall have received a due diligence report by an accounting firm of national reputation with regard to the Books and Records, Taxes and financial statements of the Gen/Rx Companies satisfactory in form and substance to Apotex and AI.

        e. Neither the Business nor any of Gen/Rx Companies's material properties shall have been, and shall be threatened to be, materially affected adversely in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, change in technology, obsolescence of product or service, resignation of key personnel, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, or act of God or public enemy.

        f. The shareholders and board of directors of AI shall have approved this agreement and the other 1995 Transactions Documents and the transactions contemplated hereby and thereby.

        g. The board of directors of Apotex shall have approved this agreement and the other 1995 Transactions Documents and the transactions contemplated hereby and thereby.

        h. The board of directors of Apotex, Inc., an Ontario corporation and an affiliate of Apotex, shall have approved this agreement and the other 1995 Transactions Documents and the transactions contemplated hereby and thereby.

        i. The form and substance of all legal matters contemplated herein and of all documents used or delivered hereunder shall be approved by and acceptable to AI and Apotex and to their special counsel.

    9. CONDITIONS TO OBLIGATIONS OF THE GEN/Rx COMPANIES AND THE GEN/Rx SUB.

        The respective obligations of the Gen/Rx Companies and the Gen/Rx Sub under this agreement to consummate the transactions and to take the actions contemplated hereby at the Closing shall be subject to the satisfaction, or waiver by them, of each of the following conditions:

        a. Each of AI and Apotex shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this agreement to be performed by them, respectively, prior to or at the Closing Date.

        b. Each of the representations and warranties of each of AI and Apotex contained herein or in any of the 1995 Transactions Documents shall be true, complete and accurate as of the date when made and the Closing Date.

        c. Neither AI's business nor any of AI's material properties shall have been, and shall be threatened to be, materially affected adversely in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, change in technology, obsolescence of product or service, resignation of key personnel, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, or act of God or public enemy.

        d. The shareholder and board of directors of Gen/Rx Sub shall have approved this agreement and the other 1995 Transactions Documents and the transactions contemplated hereby and thereby.

        e. The board of directors of Gen/Rx shall have approved this agreement and the other 1995 Transactions Documents and the transactions contemplated hereby and thereby.

        f. The form and substance of all legal matters contemplated herein and of all documents used or delivered hereunder shall be approved by and acceptable to Gen/Rx Companies and to their special counsel.

     10. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.

     The respective obligations of each of the Gen/Rx Companies, AI and Apotex under this agreement to consummate the transactions and to take the actions contemplated hereby at the Closing shall be subject to the satisfaction, or waiver by each of the Gen/Rx Companies, AI and Apotex of the following conditions:

        a.  There shall be no

        i.     Proceeding that would have a material adverse effect on

        (1) the business, operations, assets or condition (financial or otherwise) of any of the Gen/Rx Companies, the Gen/Rx Sub, AI or Apotex; or

        (2) the transactions contemplated hereby or by the 1995 Transactions Documents, the rights or remedies of any Party hereunder or under the 1995 Transactions Documents or on the ability of any Party to perform its obligations hereunder or under the 1995 Transactions Documents;

        ii. Injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for herein or in any of the 1995 Transactions Documents not be consummated as herein or therein provided; or

        iii. Requirement of Law pursuant to which any of the Gen/Rx Companies or the Gen/Rx Sub shall have been suspended from conducting all or any part of its Business at any time within 180 days prior to the Closing Date, other than as disclosed on the Schedules delivered pursuant to the Certificate of Representations; or

                iv. Voluntary suspension within 180 days prior to the Closing Date due to CGMP practices deficiencies evident from any FDA plant inspection, other than as disclosed on the Schedules delivered pursuant to the Certificate of Representations; or

                v. Audit showing any CGMP practices deficiencies, other than as disclosed on Schedule 9 delivered pursuant to the Certificate of Representations, at any time within six months preceding the Closing Date.

                b. The Gen/Rx Companies shall have received a "fairness opinion" satisfactory in form and substance to the boards of directors of Gen/Rx, AI and Apotex regarding the transactions contemplated by this agreement and the other 1995 Transactions Documents.

        11.     JOINT & SEVERAL OBLIGATIONS.

        The respective representations, warranties, covenants or agreements of the Gen/Rx Companies set forth in this agreement or any of the other 1995 Transactions Documents are joint and several, except as otherwise specifically provided herein. The obligations of the Gen/Rx Companies and AI under the Loan Agreement in favor of Apotex are joint and several from and after the Closing Date.

        12.     CERTAIN REMEDIES & LEGAL MATTERS.

                a. This agreement, the Schedules and Exhibits hereto, the 1995 Transactions Documents and all documents or instruments executed and delivered pursuant hereto or thereto shall be deemed to be made in the State of New Jersey and shall be governed by the internal laws of said state.

                b. No Party shall be required to elect any remedy available for the breach of any of 1995 Transactions Documents, but each of them may pursue all or any such remedies, together or in the alternative. Every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. Assertion or employment of any right or remedy hereunder or thereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every right and remedy given by any of 1995 Transactions Documents or by law to any party may be exercised from time to time, and as often as may be deemed expedient, by such party, as the case may be. No delay or omission of any party to exercise any right or remedy accruing upon any default under any 1995 Transactions Document shall impair any such right or remedy or constitute a waiver of any such default or an acquiescence therein.

                c.  Each Party hereby

                i. consents to be subject to the personal jurisdiction of the New Jersey Courts in any Proceeding relating to, arising out of or in connection with this agreement or any of the other 1995 Transactions Documents;

        ii. agrees that, in any such Proceeding, service of process or notice that is in writing and sent by certified or registered mail, return receipt requested, postage prepaid, shall have the same force and effect as if notice were personally served upon such Party;

        iii. agrees that any such Proceeding shall be litigated in the New Jersey Courts; and

        iv. further agrees that any such New Jersey Court shall be entitled to award to the prevailing Party in any such Proceeding such Party's reasonable legal fees and expenses, in addition to any other amount to which such prevailing Party may be entitled.

        d. Each of the Parties agrees that money damages (even if ascertainable) would be inadequate to compensate them for their damages resulting from the failure on the part of the other Parties to perform their obligations under this agreement to comply with the provisions of Sections 5, 6 and 7 of this agreement. Each of the parties also recognizes the unique nature of the Merger Shares. There is no adequate remedy at law for any breach of their respective covenants contained in Sections 5, 6, and 7 of this agreement. Therefore, each of the Parties expressly agrees that any breach or threatened breach of any such provision of this agreement shall entitle Apotex, in addition to any other legal remedy available to it and without the necessity of providing actual damages or the posting of any bond or other security and notwithstanding the pendency of any other proceeding, to apply to the New Jersey Courts for an injunction, temporary and/or permanent, to prevent any violation of any such provision of this agreement or otherwise to specifically enforce any of such provisions of this agreement, and each of the Parties acknowledges and agrees that such injunction would, in those circumstances, be necessary to protect Apotex's interests. If any Proceeding ensues to enforce the injunctive relief provided herein, for actual breach of this agreement or any of the other 1995 Transactions Documents, then any Party against whom any such injunction may issue shall pay all of the reasonable professional fees and disbursements incurred by the Party that sought any such injunctive relief.

        e. Each of the Gen/Rx Companies, the Gen/Rx Sub, AI and Apotex hereby knowingly, voluntarily and intentionally WAIVES THE RIGHT TO A TRIAL BY JURY in respect of any litigation based upon any of the 1995 Transactions Documents or any other document or obligation resulting from or relating to any agreement or document in connection herewith or therewith, any course of dealing, statements (whether oral or written) or actions of any party, and regardless of whether such right arose and was created as a result of statutory enactment. Each of the Gen/Rx Companies, the Gen/Rx Sub acknowledges that this provision is a material inducement for Apotex's entering into the 1995 Transactions Documents.

        f. If Apotex has instituted any Proceeding to enforce any right or remedy under any of 1995 Transactions Documents and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to Apotex or AI, as the case may be, then and in every such case each of the Gen/Rx Companies, the Gen/Rx Sub, Apotex and AI shall, subject to any determination in such Proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of Apotex and AI shall continue as though no such Proceeding had been instituted.

        g. Any provision of any of the 1995 Transactions Documents or part thereof that in any way contravenes any applicable law of any jurisdiction or that is declared by any court to be void or unenforceable shall to the extent of such contravention of law, invalidity or unenforceability be deemed to be separate and shall not affect any other provision or part of the 1995 Transactions Documents and shall not affect the interpretation of any of the 1995 Transactions Documents in any other jurisdiction.

  13.   INDEMNIFICATION OBLIGATIONS.

        a. Subject to the limitations hereinafter set forth, the Gen/Rx Companies shall indemnify and save AI, Apotex, and each of their respective shareholders, Affiliates, officers and directors harmless from, against, for and in respect of:

        i. any Loss suffered, sustained, incurred or required to be paid by any indemnified party because of

        (1) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of any of the Gen/Rx Companies or the Gen/Rx Sub contained in or made in connection with this agreement or any of the other 1995 Transactions Documents;

        (2) the assertion against AI or Apotex of any liability or obligation of any of the Gen/Rx Companies or any of their respective Affiliates or in connection with or related to the Gen/Rx Companies' or the Gen/Rx Sub operations prior to the Closing Date or any product manufactured or sold by any of the Gen/Rx Companies prior to the Closing Date, whether absolute or contingent, matured or unmatured, known or unknown;

        (3) the assertion against AI or Apotex of any liability or obligation of the Gen/Rx Companies or any of their respective Affiliates or related to the Gen/Rx Companies' operations at any time, whether absolute or contingent, matured or unmatured, known or unknown;

        (4) any storage, treatment, discharge, cleanup or disposal of any airborne, solid or hazardous wastes or any other toxic or hazardous substances on or into the atmosphere on or over any of the real property owned, leased or otherwise occupied by any of the Gen/Rx Companies;

        (5) any personal injury, death or property damage or any warranty or guaranty attributable to any product manufactured, processed or sold by any of the Gen/Rx Companies at any time;

        ii. all reasonable costs and expenses (including, without limitation, attorney's fees, interests and penalties) incurred by any indemnified party in connection with any Proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this
        Section 13.

        b. Subject to the limitations hereinafter set forth, AI and Apotex shall indemnify and save the Gen/Rx Companies and each of their respective shareholders, Affiliates, officers and directors harmless from, against, for and in respect of:

        i. any Loss suffered, sustained, incurred or required to be paid by any indemnified party because of

        (1) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of Apotex contained in or made in connection with this agreement or any of the other 1995 Transactions Documents;

        (2) the assertion against any of the Gen/Rx Companies of any liability or obligation of Apotex or in connection with or related to Apotex's operations prior to the Closing Date or any product sold by Apotex prior to the Closing Date, whether absolute or contingent, matured or unmatured, known or unknown;

        (3) the assertion against any of the Gen/Rx Companies of any liability or obligation of Apotex or in connection with or related to Apotex's operations not related to the Gen/Rx Companies' or AI's products at any time, whether absolute or contingent, matured or unmatured, known or unknown;

        (4) any storage, treatment, discharge, cleanup or disposal of any airborne, solid or hazardous wastes or any other toxic or hazardous substances on or into the atmosphere on or over any of the real property owned, leased or otherwise occupied by AI or Apotex;

        (5) any personal injury, death or property damage or any warranty or guaranty attributable to any product other than the Gen/Rx Companies' Products sold by Apotex at any time;

        (6) the lawsuit with King Pharmaceuticals, Inc. described in Schedule 2 to the AI Certificate of Representations; and

        ii. all reasonable costs and expenses (including, without limitation, attorney's fees, interests and penalties) incurred by any indemnified party in connection with any Proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 13.

     14. INDEMNIFICATION PROCEDURES.

        a. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other Party or third parties shall be subject to the following terms and conditions:

        i. The indemnified party shall give prompt written notice to the indemnifying party of any claim that might give right to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Section 13 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known (but the obligations of the indemnifying party under Sections 13 and 14 shall not be impaired by failure to give such notice except to the extent such failure actually prejudices the rights of the indemnifying party).

        ii. In the event any Proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreements contained in Section 13 hereof, the Proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all Proceedings on appeal or for review that counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall be entitled to participate in the defense of any such Loss or potential Loss at its own expense (subject to the following sentence), and, in the event that any indemnified party elects to participate in the defense of such Loss or potential Loss, the indemnifying parties shall consult and cooperate with the indemnified party on a reasonable basis in the defense of or against any such Loss or potential Loss. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless

        (1) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the indemnifying party in connection with the defense of such Proceeding, or

        (1) such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon any matter beyond the scope of the indemnity agreements contained in
            Section 13 hereof;

        in any of such events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party. In such case only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Section 13 hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such Proceeding at all stages thereof whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such Proceedings, and the Parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Proceeding.

        iii. If the indemnifying party, within a reasonable time after notice of any such Loss or potential Loss, fails to adequately defend the indemnified parties, then the indemnified parties will (upon further notice to the indemnifying parties) have the right to undertake the defense or Settlement of such Loss or potential Loss on behalf of, and for the account and risk of the indemnifying parties, subject to the right of the indemnifying parties to participate in the defense of such Loss or potential Loss at any time prior to Settlement or final determination thereof.

        iv. Anything in this Section 14 to the contrary notwithstanding, the indemnifying parties shall obtain the prior written approval of the indemnified parties before entering into any Settlement of any Loss or potential Loss or the entry of any judgment with respect to any Loss or potential Loss, that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified parties a release from all liability in respect of such Loss or potential Loss.

        b. Except as herein expressly provided, the remedies provided in Sections 13 and 14 hereof shall be cumulative and shall not preclude assertion by any Party of any other rights or the seeking of any other rights or remedies against any other Party hereto. No failure or delay by any Party in exercising any of its rights or remedies hereunder or under any of the other 1995 Transactions Documents will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

        c. Notwithstanding the foregoing, under no circumstances will AI or Apotex be required to pay any amount of damages in excess of the amount of funding otherwise required under the various 1995 Transactions Documents. The rights and remedies provided in Sections 13 and 14 hereof shall survive the termination of this Agreement and the other 1995 Transactions Documents. Each of the Gen/Rx Companies and the Gen/Rx Sub hereby waives any claim it now has or may ever have against AI or Apotex for any special, consequential, punitive or indirect damages. UNDER NO CIRCUMSTANCES SHALL AI OR APOTEX BE LIABLE TO ANY OF THE GEN/Rx COMPANIES, THE GEN/Rx SUB OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

    15. CERTAIN DEFINITIONS.

    As used in this agreement or any of the other 1995 Transactions
Documents,

        a. "Affiliate" means any corporation or other partnership or other entity that a Person, directly or indirectly (through one or more intermediates), either controls, is controlled by, is under common control with, or owns five percent (5%) or more beneficial interest, and, with respect to individuals, the members of their families.

        b.      "AI" means AUSA, Inc., a Delaware corporation.

        c. "AI Certificate of Representations" means the Certificate of Representations, substantially in the form of Exhibit D to this agreement, dated the Closing Date, signed by Responsible Officers of AI and Apotex.

     d. "AI Common Stock" means the common stock of AI, no par value.

     e. "AI Premises" means AI's chief executive offices.

     f. "AI Shares" means the 1,000 outstanding shares of capital stock of AI immediately prior to the Closing Date.

     g. "ANADA" means an "abbreviated new animal drug application" under the Federal Food, Drug and Cosmetic Act, codified at 21 U.S.C. 360(b).

     h. "ANDA" means an "abbreviated new drug application" under Section 505(j) of the United States of America Food, Drug and Cosmetics Act, codified at 21 U.S.C. 355(j).

     i. "Apotex" means Apotex USA, Inc., a Delaware corporation.

     j. "Assignment of Rents" means the Assignment of Leases and Rents dated the Closing Date substantially in the form of Exhibit R to this agreement.

     k. "Audited Financial Statements" has the meaning ascribed to it in Section 30(a) of the Certificate of Representations.

     l. "AVP-Colorado" means American Veterinary Products, Inc., a Colorado corporation.

     m. "Books and Records" means all books and records, including ledgers, journals, receipts, files, orders, correspondence, financial statements, computer software, including programs, tapes and disks, computer printouts, data and other financial and business information.

     n. "Business" means the business carried on by the Gen/Rx Companies in connection with the Subject Products.

     o. "Business Day" means a day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the State of New York are authorized or required by law to close.

     p. "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., and the regulations promulgated thereunder.

     q. "Certificate of Merger" means the Certificate of Merger dated the Closing Date executed and delivered by AI, substantially in the form of Exhibit A to the Agreement and Plan of Merger.

     r. "Certificate of Representations" means the Certificate of Representations, substantially in the form of Exhibit C to this agreement, dated the Closing Date, signed by Responsible Officers of the respective Gen/Rx Companies.

     s. "CGMP" means Current Good Manufacturing Practices, as determined from time to time by any Governmental Authority, applicable to the Subject Products.

     t. "Closing" means the consummation of the transactions contemplated by this agreement.

     u. "Closing Date" means the date on which the Closing occurs.

     v. "Collins" means Collins Laboratories, Inc., a Colorado corporation.

     w. "Common Stock" means Gen/Rx's common stock, par value $.004 per share.

     x. "Concurrent Transactions" means, collectively, the transactions contemplated by this agreement and the other 1995 Transactions Documents and intended to be consummated concurrently with the consummation of the transactions contemplated by this agreement, on the date of this agreement or on the Closing Date, or thereafter as contemplated by this agreement.

     y. "Consents" means any consents, Permits, approvals, filings, actions, waivers and similar writings.

     z. "Contractual Obligation", as applied to any Person, means any provision of any security issued by that person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     aa. "Current Balance Sheet" has the meaning ascribed to it in Section 30(d) of the Certificate of Representations.

     ab. "Deed of Trust" means the deed of trust made by AVP-Colorado dated March 24, 1995, in favor of Shermfin.

     ac. "Deed of Trust Amendment" means the amended and restated deed of trust dated the Closing Date made by AVP-Colorado, substantially in the form of Exhibit Q to this agreement.

     ad. "DeTemple" means John DeTemple, President of Gen/Rx.

     ae. "Directly or indirectly" means any action as an individual, principal, agent, or trustee, as a partner or in conjunction with any entity, or through the means of any Affiliate, corporation, partnership, association, trust or other entity, or by any other means; or by acting as an officer, director, employee, agent, consultant, contractor or investor of any corporation or entity (other than solely as an investor owning one percent (1%) or less of the stock of any corporation having more than 500 stockholders).

        af.     "Effective Date" has the meaning ascribed to it in the Plan and
Agreement of Merger.

        ag.     "Encumbrance" means any pledge, lien, security interest, claim, charge, escrow, encumbrance, mortgage, indenture, easement, license, security agreement, limitation on transfer, option, right of first refusal or other restriction on any of the Equity Interests.

        ah.     "Environmental Conditions" means any environmental
contamination or pollution threatened contamination or pollution arising out of any release or discharge or threatened release or discharge of Hazardous Substances into the environment.

        ai.     "Environmental Laws" means, collectively, all federal,
regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, notices, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Substances into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Substances, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C.
Section 9601 et seq.), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.), the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., the Clean Water Act (33 U.S.C. Section 1251 et. seq.), the Toxic Substances Control Act ("TSCA") (15 U.S.C. Section 2601 et seq.), and their implementing regulations.

        aj.     "Equity Interests" means, collectively, the Merger Shares and any other shares of the Common Stock into which any indebtedness of Gen/Rx in favor of Apotex may be converted or any other securities that are or may be issued by any of the Gen/Rx Companies and that Apotex may from time to time have the right to buy from any of the Gen/Rx Companies.

        ak.     "FDA" means the United States of America Food and Drug
Administration and any successor thereto.

        al.     "FDA Letter" means the warning letter dated November 28, 1994 of the FDA to AVP-Colorado, a copy of which has been previously furnished to Apotex.

        am.     "First Transaction Shares" means 11,353,840 shares of the
Common Stock to be issued immediately upon the merger of Gen/Rx Sub into Al.

        an.     "Generally Accepted Accounting Principles" means generally accepted accounting principles in effect in the United States of America from time to time.

        ao.     "Gen/Rx" means Gen/Rx, Inc., a New York corporation.

        ap.     "Gen/Rx Companies" means, collectively, Gen/Rx, AVP-Colorado and Collins.

        aq.      "Gen/Rx's Financial Statements" has the meaning ascribed to it in Section 30(a) of the Certificate of Representations.

     ar. "Gen/Rx Sub" means GEN/Rx Acquisition Subsidiary, Inc., a Delaware corporation, the special subsidiary of Gen/Rx formed in contemplation of the transactions described in the 1995 Transactions Documents.

     as. "Gen/Rx Warrant" means the warrant dated the Closing Date executed by Gen/Rx in favor of Apotex evidencing the right to purchase shares of the Common Stock, substantially in the form of Exhibit F to this agreement.

     at. "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     au. "Hazardous Substances" means, collectively,

     i. any pollutant, contaminant, petroleum, crude oil or any fraction thereof or hazardous waste or hazardous substance, within the meaning of such terms under CERCLA or any other Environmental Law;

     ii. any other hazardous or toxic substance or material, or any material requiring investigation or remediation, within the meaning of any Environmental Law applicable to the Premises or operations conducted thereon; and

     iii. any other regulated substance or material.

     av. "Including," "includes" and "include" means, respectively, "including, without limitation," "includes, without limitation" and "include, without limitation".

     aw. "Interim Financial Statements" has the meaning ascribed to it in
Section 30(a) of the Certificate of Representations.

     ax. "Invention" means any idea, design, concept, technique, software, invention, discovery, improvement, method or know-how, whether or not patentable, resulting from the development of any of the Subject Products and first conceived or first reduced to practice solely by any of the Gen/Rx Companies or jointly by any of the Gen/Rx Companies, AI or Apotex at any time during or following the term of this Agreement.

     ay. "LC Loan Commitment" has the meaning ascribed to it in Section 1(a)(i) of the Loan Agreement.

     az. "Line of Credit Loans" means loans advanced under the LC Loan Commitment or evidenced by the Line of Credit Note.

     ba. "Line of Credit Note" means the Line of Credit Note dated the Closing Date made by Gen/Rx, AVP-Colorado, Collins and AI, substantially in the form of
Exhibit I to this agreement.

        bb.     "Line of Credit Period" means the period from and including the
Closing Date to and including the Loan Maturity Date or such earlier date on which the LC Loan Commitment shall terminate as provided in the Loan Agreement.

        bc.     "Listed Drug" has the meaning ascribed to it in 21 U.S.C
355(j).

        bd.     "Loan Agreement" means the Loan Agreement dated the Closing
Date among the Gen/Rx Companies, AI and Apotex substantially in the form of Exhibit B to this agreement.

        be.     "Loan Maturity Date" means the first Business Day of the first month after the month in which third anniversary of the Closing Date occurs;

        bf.     "Loss" means any loss, liability, Proceeding, claim, damage, demand, deficiency, judgment, penalty, fine, cost (including costs of investigation), expense (including reasonable legal and consulting fees and expenses) or Settlement, including interest and attorneys' and expert and consultant's fees, costs and expenses, arising out of any of the foregoing.

        bg.     "Marketing Agreement" means the marketing agreement dated the
Closing Date by and between AVP-Colorado and a corporation to be formed by John DeTemple, substantially in the form of Exhibit E to this Agreement.

        bh.     "Master Agreement" means this Amended and Restated Master
Agreement, which amends and restates in its entirety the Master Agreement dated January 26, 1995 among the Parties.

        bi.     "Material Consents" has the meaning ascribed to it in Section
5(c) of this agreement.

        bj.     "Merger" means the merger of AI into Gen/Rx Sub pursuant to the
Plan and Agreement of Merger.

        bk.     "Merger Shares" means the shares of the Common Stock that
Apotex shall be entitled to receive as a result of the Merger.

        bl.     "Mortgaged Premises" means the real property described on
Exhibit N to this agreement.

        bm.     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) or ERISA.

        bn.     "Notice of Borrowing" has the meaning ascribed to it in Section
1(e) of the Loan Agreement.

        bo.     "New Jersey Courts" means any state or federal court located in the State of New Jersey.

     bp. "1995 Transactions Documents" means, collectively, this agreement and those certain agreements and other documents that are or are scheduled to be executed and delivered or entered into concurrently with this agreement or concurrently with each other on the Closing Date or thereafter as contemplated by this agreement.

     bq. "OSHA" means Occupation Safety and Health Act.

     br. "Outside Closing Date" means July 31, 1995.

     bs. "Parties" means, collectively, the signatories to this agreement or to any of the other 1995 Transactions Documents.

     bt. "Permits" means, as to any person, all consents, approvals, certificates and other licenses and permits (as any of the same may be modified or otherwise amended) necessary for ownership, operation or use of the Business or for any of the Merger Shares in accordance with all Requirements of Law.

     bu. "Person" means any individual, corporation, partnership, trust, association, Governmental Authority or any other entity.

     bv. "Plan" means at any particular time, any employee benefit plan (i) which is covered by ERISA and in respect of which a company or any subsidiary thereof or a commonly controlled entity thereof, is an employee as defined in
Section 3(5) of ERISA, or (ii) with respect to which a company or a commonly controlled entity incurs liability under Section 4069 of ERISA.

     bw. "Plan and Agreement of Merger" means the Plan and Agreement of Merger dated the Closing Date between AI and the Gen/Rx Sub, substantially in the form of Exhibit A attached to this agreement.

     bx. "Post-Merger AI Shares" means the shares of AI's Common Stock held of record by Gen/Rx after the Merger.

     by. "Premises" means the Gen/Rx Companies' plant or other locations where the Gen/Rx Companies develop, manufacture, handle, store or otherwise have control over the Subject Products.

     bz. "Proceeding" means any civil proceeding, suit, action, dispute or claim (or to the best knowledge of any of any of the Gen/Rx Companies, on the one hand, or AI or Apotex, on the other hand, as the case may be, any civil or administrative investigation), including any by, involving or before any arbitrator or any Governmental Authority, formal or informal.

     ca. "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     cb. "Regulatory Approvals" means all Consents, permits, approvals and authorizations of or filings with any Governmental Authority or industry self-regulatory body necessary or desirable in connection with a Party's obligations under the 1995 Transactions Documents.

        cc.     "Remedial Action" means any and all:

        i. investigations of Environmental Conditions of any kind or nature whatsoever, including but not limited to assessments, remedial investigations, sampling or monitoring; or

        ii. actions taken to address Environmental Conditions of any kind or nature whatsoever, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface and sub-surface soils including biological treatment, land farming, soil vapor extraction, soil washing, solvent extraction and thermal desportion, excavation and off-site treatment or disposal of sails, wells, sumps, trenches or other systems for the recovery of groundwater or free product, systems for long term treatment of surface water or groundwater, engineering controls or institutional controls.

        cd.     "Reportable Event" means any of the events set forth in Section
4043 of ERISA.

        ce.     "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any rule, regulation, ordinance, law, judicial decision, determination, order, including an injunction, judgment, writ, award or decree, Permit, grant, license or other authorization of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its properties, assets or revenues or to which such Person or any of its properties, assets or revenues is subject, including those relating to environmental, land-use zoning and product safety matters.

        cf.     "Responsible Officer" means, with respect to a corporation, its Chairman of the Board, President, any Vice President, Secretary or
Treasurer.

        cg.     "Restricted Securities" means any Equity Interests that are
"restricted securities" as such term is used in Rule 144.

        ch.     "Rule 144" means Rule 144, as in effect from time to time, promulgated under the Securities Act.

        ci.     "Securities Act" means the Securities Act of 1933, as in effect from time to time.

        cj.     "Securities and Exchange Commission" means the Securities and
Exchange Commission of the United States of America, and any successor Governmental Authority.

        ck.     "Securities Exchange Act" means the Securities Exchange Act of
1934, as in effect from time to time.

        cl.     "Security and Pledge Agreement" means the Security and Pledge
Agreement dated the Closing Date among the Gen/Rx Companies and Apotex, substantially in the form of Exhibit O attached to this agreement.

        cm. "Security Instruments" means, collectively, the Assignment of Rents, the Security and Pledge Agreement, the Deed of Trust Amendment and the various other documents and instruments (including, without limitation, UCC-1 Financing Statements) that create, evidence or are useful in creating, evidencing or perfecting Encumbrances in favor of Apotex on the assets and Premises of any of the Gen/Rx Companies and AI.

        cn.     "Settlement" means any settlement, adjustment or other
compromise.

        co.     "Shermfin" means Shermfin Corp., a Delaware corporation.

        cp.     "Solvency Certificate" means a solvency certificate
substantially in the form of Exhibit P to this agreement.

        cq.     "Supplemental Shares" means 4,000,000 shares of the Common
Stock issuable pursuant to and as provided in Section 6(c) hereof.

        cr.     "Supplemental Shares Measuring Period" has the meaning ascribed to it in Section 6(f) hereof.

        cs.     "Taxes" means any federal, state or local tax, fine, penalty and/or interest (with respect to the foregoing).

        ct.     "Term Loan" has the meaning ascribed to it in Section 1(a)(ii)
of the Loan Agreement.

        cu.     "Term Loan Advance" means each advance of principal in respect of the Term Loan; it is anticipated that the entire Term Loan Commitment will be advanced in a single advance on the Closing Date.

        cv.     "Term Loan Commitment" means a maximum of $500,000.

        cw.     "Term Note" means the Term Note dated the Closing Date made by
Gen/Rx, AVP-Colorado, Collins and AI, substantially in the form of Exhibit J to his agreement.

        cx.     "Territory" means the United States of America, together with its possessions, territories and commonwealths, and Canada.

        cy.     "U.S. Dollars" means lawful currency of the United States of
America.

     16. NOTICES.

     All notices and other communications provided for in this agreement shall be deemed to have been duly given to a Party if mailed by registered or certified mail, postage prepaid, or by Federal Express or similar overnight delivery service, or by facsimile transmission or electronic mail confirmed by first class mail, to the address set forth on Schedule A to this agreement. A copy of any notice to AI or Apotex shall be given, in the manner set forth above, to:

        Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A. One Riverfront Plaza
        Newark, New Jersey 07102-5400
        Attention: Steven M. Goldman, Esq.
        Phone: (201) 643-5099
        Fax: (201) 643-6500

A copy of any notice given hereunder to the Gen/Rx Companies shall be given in the manner set forth above, to:

        Robinson St. John & Wayne
        2 Penn Plaza
        Newark, New Jersey 07105
        Attention: William P. Oberdorf, Esq.
        Phone: (201) 491-3300
        Fax: (201) 491-3333

     17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations, warranties, covenants and agreements made hereunder, in any of the other 1995 Transactions Documents or in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this agreement and the other 1995 Transactions Documents and the consummation of the transactions contemplated hereby.

     18. TERMINATION OF AGREEMENT.

        a. This agreement (except for the provisions of Section 19 which shall continue in effect) and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date:

     i. by the mutual written consent of the Gen/Rx Companies, on the one hand and AI and Apotex, on the other hand, in writing;

     ii. by the Gen/Rx Companies, on the one hand or Apotex, on the other hand, upon written notice given to the other after entry of a restraining order or injunction restraining or prohibiting any of the transactions contemplated to occur on the Closing Date unless a party has been successful in removing such injunction or restraining order within 20 days from the date of its issuance;

     iii. by Apotex if the conditions set forth in Sections 8 and 10 of this agreement have not been satisfied or waived by Apotex on or prior to the Outside Closing Date, and Apotex gives Gen/Rx notice of such termination; or

     iv. by Gen/Rx if the conditions set forth in Sections 9 and 10 of this agreement have not been satisfied or waived by Gen/Rx on or prior to Outside Closing Date, and Gen/Rx gives Apotex notice of such termination.

     b. Upon such termination there shall be no liability on the part of any party to the others except that any party shall be entitled to recover damages if any such termination is caused by the failure of any or the conditions contained in Sections 8, 9 and 10 and such failure is caused by a willful or intentional misrepresentation or breach of covenant of another party.

     19. PAYMENT OF EXPENSES.

     The Gen/Rx Companies shall bear all of the fees and expenses (including all the fees and disbursements of counsel) incurred by any of the Gen/Rx Companies, the Gen/Rx Sub, AI and Apotex in connection with (i) the development, preparation and execution of, and any amendment, supplement or modification to, this agreement, the other 1995 Transactions Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, and (ii) subject to the terms and provisions of Section 12 hereof, enforcement or preservation of any rights under this agreement, the other 1995 Transactions Documents and any such other documents. In the event that the transactions contemplated by this agreement are not consummated, each party shall bear its own fees and expenses.

     20. COUNTERPARTS.

     Each of this agreement and the other 1995 Transactions Documents may be executed simultaneously in one or more counterparts, each one of which is hereby deemed an original, but all of which together shall constitute one and the same instrument.

     21. INTERPRETATION.

     a. All personal pronouns used in this agreement or any of the other 1995 Transactions Documents, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The headings of the Sections of this agreement and of the other 1995 Transactions Documents are inserted for convenience of reference only and shall not constitute a part of this agreement or such other 1995 Transactions Documents as the case may be. All references herein or therein to Sections are to sections of the agreement in which such reference appears unless otherwise indicated. In addition, the words "hereof," "herein" and "hereunder" and words of similar import when used in this agreement, any of the other 1995 Transactions Documents or any other certificate or document made or delivered pursuant hereto shall refer to this agreement, such other 1995 Transactions Documents or such other certificate or document, as the case may be, as a whole and not to any particular provision of this agreement or the other 1995 Transactions Documents.

        b. This agreement, which shall be deemed to include each of the Schedules attached hereto and each of the agreements set forth as Exhibits hereto, the other 1995 Transactions Documents and any other written agreements, documents or instruments executed and delivered in connection herewith or therewith, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter of this agreement. This agreement expressly supersedes and replaces in its entirety a certain Master Agreement dated as of January 26, 1995 by and among the parties hereto.

        c. None of this agreement or any of the other 1995 Transactions Documents may be amended other than by written instrument executed by the parties hereto or thereto, and, in the case of the agreements set forth in the exhibits hereto, by a written instrument executed by the parties thereto. The terms of this agreement and the other 1995 Transactions Documents shall not be amended or modified by the pre-printed terms of any purchase order or acknowledgment, which shall be considered solely for the convenience of the Party issuing such purchase order or acknowledgment, regardless of whether the other Party may have signed or accepted the same.

        d. Subject to the restrictions on transfers set forth herein, this agreement and the other 1995 Transactions Documents shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns. In the event that the Closing Date shall not have occurred on or prior to the Outside Closing Date (other than through the actions or omissions of any Party), this agreement shall be rescinded promptly upon written notice by any Party.

        e. No person who is not a party to this agreement shall have any legal, equitable or other rights by virtue of this agreement or any of the other 1995 Transactions Documents.

        f. Notwithstanding any collaborative efforts of the parties hereunder, none of the Gen/Rx Companies, on the one hand, and AI or Apotex, on the other hand, are (and nothing in any of the 1995 Transactions Documents shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of the other party, nor to create any relationship between them other than that of an independent contractor. Neither Party shall not have any responsibility or liability for the actions of any other party, except as specifically provided in the 1995 Transactions Documents.

    22. FURTHER ASSURANCES.

        Each Party agrees that upon request of any other Party, it shall, at any time and from time to time, do any and all other acts and things as may reasonably be required or advisable to carry out its obligations hereunder and under the other 1995 Transactions Documents and to consummate the Concurrent Transactions contemplated hereby.

    23.  JOINT EFFORT.

        Preparation of the 1995 Transactions Documents has been a joint effort of the Parties, and none of the 1995 Transactions Documents shall be construed more severely, strictly or restrictively against any Party by virtue of such Party's having drafted the language in question.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper officers as of the day and year first above written.


AUSA, INC.                              GEN/Rx, INC.

By: /s/ Steven Novick                   By: /s/ John Toedtman
    -------------------------------         -------------------------------
    Title: Steven Novick, President         Title: John Toedtman, Chairman


APOTEX USA, INC.                        AMERICAN VETERINARY PRODUCTS, INC.

By: /s/ Steven Novick                   By: /s/ John Toedtman
    -------------------------------         -------------------------------
    Title: Steven Novick, President         Title: John Toedtman, Chairman


                                        COLLINS LABORATORIES, INC.

                                        By: /s/ John Toedtman,
                                            -------------------------------
                                            Title: John Toedtman, Chairman

                                DESCRIPTION OF SCHEDULES
                                ------------------------

        SCHEDULE A              Parties to this Agreement

                        LIST OF EXHIBITS
                        ----------------


EXHIBIT A       Form of Plan and Agreement of Merger and Form of Certificate
                of Merger

EXHIBIT B       Form of Loan Agreement

EXHIBIT C       Form of Certificate of Representations (Gen/Rx Companies)

EXHIBIT D       Form of AI Certificate of Representations (Apotex and AI)

EXHIBIT E       Form of Marketing Agreement

EXHIBIT F       Form of Gen/Rx Warrant

EXHIBIT G       Form of Responsible Officer's Certificate

EXHIBIT H       Form of Secretary's Certificate

EXHIBIT I       Form of Line of Credit Note

EXHIBIT J       Form of Term Note

EXHIBIT K       Intentionally Omitted

EXHIBIT L       Form of Future Warrant

EXHIBIT M       Intentionally Omitted

EXHIBIT N       Description of the Mortgaged Premises

EXHIBIT O       Form of Security and Pledge Agreement

EXHIBIT P       Form of Solvency Certificate

EXHIBIT Q       Form of Deed of Trust Amendment

EXHIBIT R       Form of Assignment of Rents

EXHIBIT S       Form of Opinion of Counsel to the Gen/Rx Companies and Gen/Rx
                Sub

EXHIBIT T       Form of Opinion of Counsel to AI and Apotex

                                                                SCHEDULE A


                           PARTIES TO THIS AGREEMENT


        THE GEN/RX COMPANIES AND AI (after the Closing Date)

                           GEN/Rx, Inc.
                           American Veterinary Products, Inc.
                           Collins Laboratories, Inc.
                           11 Birch Drive
                           Basking Ridge, New Jersey 07920
                           ATTENTION:  Mr. John R. Toedtman
              Telephone:   (908) 766-5507
              Facsimile:   (908) 766-5507

        APOTEX AND AI (prior to the Closing Date)
                           Apotex USA, Inc.
                           1776 Broadway, Suite 1800
                           New York, New York 10019
                           ATTENTION: Mr. Steven Novick
              Telephone:   (212) 644-9200 Ext. 26
              Facsimile:   (212) 644-9370